SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No. ____)

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   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                             THE MARCUS CORPORATION
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        or Item 22(a)(2) of Schedule 14A.

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        14a-6(i)(3).

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

                             THE MARCUS CORPORATION

                                     [LOGO]

                      250 East Wisconsin Avenue, Suite 1700
                         Milwaukee, Wisconsin 53202-4220
                           __________________________

                  NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 28, 1995
                           __________________________
   To the Shareholders of
        THE MARCUS CORPORATION:

             NOTICE IS HEREBY GIVEN THAT the 1995 Annual Meeting of Shareholders of THE MARCUS CORPORATION ("Company") will be held on Thursday, September 28, 1995 at 10:00 A.M., local time, at the Milwaukee Hilton, 509 West Wisconsin Avenue, Milwaukee, Wisconsin, for the following purposes:

             1.   To elect nine directors for the ensuing year.

             2.   To approve The Marcus Corporation 1995 Equity Incentive
                  Plan.

             3. To consider and act upon any other business which may be properly brought before the meeting or any adjournment thereof.

             Only holders of record of the Common Stock and Class B Common Stock as of the close of business on August 11, 1995 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of Common Stock will be entitled to one vote per share and the holders of Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration and will vote together in each instance as a single class.

             Shareholders are cordially invited to attend the meeting in person. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting please complete, sign, date and return in the enclosed postage paid return envelope the accompanying proxy which is being solicited by the Board of Directors. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by voting in person at the meeting.

             Accompanying this Notice of 1995 Annual Meeting of Shareholders is a form of proxy and Proxy Statement.
                                      On Behalf of the Board of Directors

                                      THOMAS F. KISSINGER

                                      Thomas F. Kissinger
                                      General Counsel and Secretary
   Milwaukee, Wisconsin
   August 29, 1995

                             THE MARCUS CORPORATION
                                     [LOGO]
                           __________________________

                                 PROXY STATEMENT
                           __________________________

                                       For
                      1995 Annual Meeting of Shareholders
                          To be Held September 28, 1995

             This Proxy Statement and accompanying form of proxy are being furnished to the shareholders of THE MARCUS CORPORATION ("Company") beginning on or about August 29, 1995 in connection with the solicitation of proxies by the Board of Directors of the Company ("Board") for use at the Company's 1995 Annual Meeting of Shareholders to be held on Thursday, September 28, 1995 at 10:00 A.M., local time, at the Milwaukee Hilton, 509 West Wisconsin Avenue, Milwaukee, Wisconsin, and at any adjournment thereof (collectively, "Meeting"), for the purposes set forth in the attached Notice of 1995 Annual Meeting of Shareholders and as described herein.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company's Secretary in writing, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the proxy, the votes represented thereby will be voted (i) FOR the Board's nine director nominees set forth below;
   (ii) FOR the Company's 1995 Equity Incentive Plan; and (iii) on such other shareholder matters which may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

             Only holders of record of shares of Common Stock ("Common Shares") and Class B Common Stock ("Class B Shares") as of the close of business on August 11, 1995 ("Record Date") are entitled to vote at the Meeting. As of the Record Date, the Company had outstanding and entitled to vote 7,009,139 Common Shares and 6,068,952 Class B Shares. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of Common Shares and the holders of Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 67,698,659, consisting of 7,009,139 votes represented by outstanding Common Shares and 60,689,520 votes represented by outstanding Class B Shares.



                              ELECTION OF DIRECTORS

             At the Meeting, the shareholders will elect nine directors of the Company, constituting the entire Board, to hold office until the Company's next annual meeting of shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, any of the Board's nominees should for any reason become unable to serve as a director, the votes represented by proxies granting authority to vote for all of the nominees named below or which do not contain any instructions will be voted for another replacement nominee selected by the Board, if any. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

             Except for Messrs. Selig and Hoeksema, who were appointed as directors by the Board at its March 23, 1995 meeting, all of the nominees are shareholder-elected directors of the Company and have served continuously as directors since the indicated date of their election. The names of the nominees, together with certain information about each of them, are set forth below.

                                                                   Director
         Name                Current Principal Occupation   Age     Since

    [*]  Ben Marcus          Retired Chairman of the         83      1969
                             Board of the Company
                             (1)(2)(3)
    [*]  Stephen H. Marcus   Chairman of the Board,          60      1969
                             President and Chief
                             Executive Officer of the
                             Company (1)(2)(3)

    [*]  Diane Marcus        Real estate management and      55      1985
         Gershowitz          investments (1)(3)

    [*]  George R. Slater    Retired Vice Chairman of        70      1981
                             Banc One Corporation (bank
                             holding company) and retired
                             Chairman of the Board and
                             Chief Executive Officer of
                             Banc One Wisconsin
                             Corporation (Wisconsin bank
                             holding company)

    [*]  Lee Sherman         President of Lee Sherman        68      1983
         Dreyfus             Dreyfus, Inc. (public
                             communications company),
                             retired President and Chief
                             Operating Officer of Sentry
                             Insurance (a mutual
                             insurance company) and
                             former Governor of the State
                             of Wisconsin(4)
    [*]  Daniel F.           President and Chief             58      1985
         McKeithan, Jr.      Executive Officer of
                             Tamarack Petroleum (operator
                             of oil and gas wells) and
                             President and Chief
                             Executive Officer of Active
                             Investor Management, Inc.
                             (operator of oil and gas
                             wells)(5)

    [*]  John L. Murray      Retired Chairman of the         67      1987
                             Board and Chief Executive
                             Officer of Universal Foods
                             Corporation (international
                             manufacturer and marketer of
                             value-added food
                             products)(6)

    [*]  Allan H. Selig      President and Chief             60      1995
                             Executive Officer of the
                             Milwaukee Brewers Baseball
                             Club, Acting Commissioner of
                             Major League Baseball and
                             President and Chief
                             Executive Officer of Selig
                             Executive Leasing Co.,
                             Inc.(7)

    [*]  Timothy E.          President of Midwest Express    48      1995
         Hoeksema            Airlines, Inc. and
                             President-Transportation
                             Sector of Kimberly-Clark
                             Corporation.

   _________________

   (1) Diane Marcus Gershowitz and Stephen H. Marcus are the daughter and son, respectively, of Ben Marcus.

   (2) Ben Marcus retired as the Company's Chairman of the Board in December 1991, although he still serves as a nonofficer employee of the Company. Because the Company operates as a holding company through subsidiary corporations, Stephen H. Marcus is also an officer of certain of the Company's principal operating subsidiaries.

   (3) As a result of their beneficial ownership of Common Shares and Class B Shares, Ben Marcus, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See "Stock Ownership of Management and Others."

   (4) Lee Sherman Dreyfus is a director of Associated Bank-Menomonee Falls, a banking subsidiary of Associated Banc-Corp.

   (5) Daniel F. McKeithan, Jr. is a director of Firstar Corporation, Wisconsin Gas Company and WICOR, Inc. and is a trustee of The Northwestern Mutual Life Insurance Company ("NML"). NML is also one of the Company's principal lenders.

   (6) John L. Murray is a director of Briggs & Stratton Corporation, Twin Disc, Inc. and Universal Foods Corporation.

   (7) Allan H. Selig is a director of Oil-Dri Corporation of America and Robert W. Baird & Co., Incorporated.

               The Board has an Audit Committee whose principal function is to recommend annually a firm of independent certified public accountants to serve as the Company's auditor, to meet with and review reports of the Company's auditor and to recommend to the Board such actions within the scope of its authority as it deems appropriate. The Audit Committee currently consists entirely of independent directors, including Daniel F. McKeithan, Jr. (Chairman), Lee Sherman Dreyfus and Timothy E. Hoeksema. The Audit Committee met twice in fiscal 1995.

             The Board has a Compensation and Nominating Committee whose principal function is to recommend for approval to the Board the compensation, bonuses and benefits of officers and other key employees of the Company and its subsidiaries and to administer the Company's 1987 Stock Option Plan and proposed 1995 Equity Incentive Plan (if approved at the Meeting). See "Executive Compensation --Stock Options" and "1995 Equity Incentive Plan." The Compensation and Nominating Committee is also vested with authority to consider and nominate future directors of the Company. Shareholders entitled to vote at the Meeting who wish to propose director nominees for consideration at the Meeting may do so under the Company's By-laws only by giving written notice of an intent to make such a nomination to the Secretary of the Company not less than 15 days in advance of the Meeting. Such notice must specify, among other things, the nominee's name, biographical data and qualifications. The Compensation and Nominating Committee currently consists of John L. Murray (Chairman), Daniel F. McKeithan, Jr. and Allan H. Selig. The Compensation and Nominating Committee met three times in fiscal 1995. See "Executive Compensation -- Report on Executive Compensation."

             During the Company's 1995 fiscal year, four meetings of the Board were held. No director attended less than 75% of the meetings of the Board and committees thereof on which he or she served, except Ben Marcus who missed two Board meetings.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

             The following table sets forth information as of the Record Date as to the Common Shares and any Class B Shares beneficially owned by (i) each director and each executive officer named in the Summary Compensation Table set forth below under "Executive Compensation -- Summary Compensation;" (ii) all current directors and executive officers of the Company as a group; and (iii) all other persons or entities known by the Company to be the beneficial owner of more than 5% of either class of the Company's outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.

                                                                    Total Share     Percentage of
                                  Sole Voting     Shared Voting    Ownership and      Aggregate
    Name of Individual or        and Investment   and Investment   Percentage of       Voting
    Group/Class of Stock           Power(1)         Power(1)          Class(1)        Power(1)

                                                 Directors and Executive Officers
    Ben Marcus

     Common Shares                    629(3)            -0-              629(3)
                                                                        *             33.2%

     Class B Shares                   -0-         2,250,014        2,250,014
                                                                      (37.1%)
    Stephen H. Marcus(2)

     Common Shares                    940(3)         33,011           33,951(3)
                                                                        *             33.3%
     Class B Shares             1,334,558           917,272        2,251,830
                                                                      (37.1%)

    Diane Marcus Gershowitz(2)

     Common Shares                  1,500(4)            -0-            1,500(4)
                                                                        *             24.2%
     Class B Shares             1,018,718           619,713        1,638,431
                                                                      (27.0%)

    George R. Slater
     Common Shares                  2,000(4)            -0-            2,000(4)
                                                                        *              *

    Lee Sherman Dreyfus


     Common Shares                  4,500(4)            -0-            4,500(4)
                                                                        *              *
    Daniel F. McKeithan, Jr.


     Common Shares                  2,500(4)            -0-            2,500(4)
                                                                        *              *
    John L. Murray

     Common Shares                  3,000(4)            -0-            3,000(4)
                                                                        *              *

    Allan H. Selig
     Common Shares                  1,600(4)            -0-            1,600(4)
                                                                        *              *

    Timothy E. Hoeksema

     Common Shares                  1,500(4)            -0-            1,500(4)
                                                                        *              *
    Bruce J. Olson

     Common Shares                 21,312(3)(5)      14,560           35,872(3)(5)     *
                                                                        *
    Kenneth A. MacKenzie

     Common Shares                  9,735(3)(5)         400           10,135(3)(5)     *
                                                                        *

    H. Fred Delmenhorst
     Common Shares                  7,187(3)(5)         900            8,087(3)(5)     *
                                                                        *

    Thomas F. Kissinger
     Common Shares                  1,100(5)            -0-            1,100(5)
                                                                        *              *

    All directors and
    executive officers as a
    group (13 persons)(6)

     Common Shares(7)              57,503(3)         48,871          106,374(3)
                                                                       (1.5%)         84.9%
     Class B Shares             2,353,276         3,387,603        5,740,879
                                                                      (94.6%)

                                   Other Five Percent Shareholders
    Marsh & McLennan
    Companies, Inc.(8)

    Common Shares(9)              350,500               -0-          350,500              *
                                                                       (5.0%)

    Neuberger & Berman(10)

    Common Shares(11)             724,640               -0-          724,640              *
                                                     (10.3%)           (1.1%)

   __________________

      * Less than 1%.

   (1) There are included in some cases shares over which a director or executive officer has or shares voting power and/or investment power as to which beneficial ownership may be disclaimed. The number of Class B Shares (included in the beneficial ownership figures detailed above) set forth after each of the following directors has also been included in the beneficial ownership of at least one other director:
        Ben Marcus (199,698), Stephen H. Marcus (199,698) and Diane Marcus Gershowitz (199,698). The outstanding Class B Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of both classes of the Company's outstanding capital stock, the Common Shares listed in the table do not include Common Shares which may be acquired upon the conversion of outstanding Class B Shares. Similarly, the percentage of outstanding Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding Common Shares which may be issued upon conversion of outstanding Class B Shares.

   (2) The address of Ben Marcus, Stephen H. Marcus and Diane Marcus Gershowitz is 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202-4220.

   (3) Includes 629, 840, 723, 384, 365 and 2,941 Common Shares held for the respective accounts of Ben Marcus, Stephen H. Marcus, Bruce Olson, Kenneth A. MacKenzie, H. Fred Delmenhorst, and all directors and officers as a group in the Company's Pension Plus Plan as of December 31, 1994, the latest practicable date for which such data is available. See "Executive Compensation -- Summary Compensation Information."

   (4) Includes 1,500 Common Shares subject to acquisition by the listed nonemployee director (Diane Marcus Gershowitz, George R. Slater, Lee Sherman Dreyfus, Daniel F. McKeithan, Jr., John L. Murray, Allan H. Selig, and Timothy E. Hoeksema) pursuant to the exercise of vested stock options held on the Record Date pursuant to the 1994 Nonemployee Director Stock Option Plan. See "Director Compensation."

   (5) Includes 12,500, 1,720, 2,300 and 1,000 Common Shares subject to acquisition by Bruce J. Olson, Kenneth A. MacKenzie, H. Fred Delmenhorst and Thomas F. Kissinger, respectively, pursuant to the exercise of vested stock options held on the Record Date pursuant to the 1987 Stock Option Plan. See "Executive Compensation -- Stock Options."

   (6) In determining the aggregate beneficial ownership of Common Shares and Class B Shares for all directors and executive officers as a group, shares which are beneficially owned by more than one director or officer have been counted only once to avoid overstatement. See footnote (1).

   (7) Includes 28,020 Common Shares subject to acquisition pursuant to the exercise of vested stock options held by executive officers and nonemployee directors of the Company on the Record Date pursuant to the 1987 Stock Option Plan and the 1994 Nonemployee Director Stock Option Plan. See "Executive Compensation--Stock Options."

   (8) The address of Marsh & McLennan Companies, Inc. ("M&M") is 1166 Avenue of the Americas, New York, New York 10036.

   (9) Other than share ownership percentage information, the information set forth is as of January 30, 1995, as reported by M&M in its
        Schedule 13G filed with the SEC and the Company.

   (10) The address of Neuberger & Berman ("N&B") is 605 Third Avenue, New York, New York 10158-3698.

   (11) Other than share ownership percentage information, the information set forth is as of February 10, 1995, as reported by N&B in its
        Schedule 13G filed with the SEC and the Company.  According to such
        Schedule 13G, partners of N&B own 41,300 shares and N&B disclaims beneficial ownership of these shares which were purchased with the personal funds of the N&B partners.


                             EXECUTIVE COMPENSATION

   Report on Executive Compensation

             The Company strives to provide fair and competitive compensation which rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the Company's long-term growth and success. One of the Company's guiding philosophies is to encourage its executives and other employees to take appropriate market responsive risk-taking actions which facilitate the growth and success of the Company. The Company's compensation policies attempt to encourage the continuation of this entrepreneurial spirit.

             The Compensation and Nominating Committee of the Board ("Committee") is responsible for evaluating and determining the compensation of the Company's executive officers, including the Company's Chief Executive Officer Stephen H. Marcus, in accordance with the foregoing philosophies and policies. The Committee is composed entirely of independent, nonemployee directors. Executive officer compensation consists of base salary, annual bonus payments, stock options grants and other benefits under the Company's several employee benefit plans.

             Each executive officer's base salary has been established based on the level of responsibilities delegated to the executive and the relationship of such responsibilities to those of other Company executive officers. In evaluating and adjusting base salaries of executives (other than Mr. Marcus) from year-to-year, the Committee acts on the recommendations of Mr. Marcus, who in making his recommendations takes into account (i) the financial performance of the Company as a whole and on a divisional basis, when appropriate, for the fiscal year then ended, compared to its respective historical and anticipated performance; (ii) general economic conditions (including inflationary factors) and the impact such conditions had on the industry segments in which the Company operates; (iii) each executive officer's past, and anticipated future, contributions to the Company's performance; (iv) each executive officer's existing base salary compared to the range of the base salaries of similarly situated executives; (v) any new responsibilities delegated, or to be delegated, to such officer; and (vi) the extent of participation of the executive in any significant corporate achievements over the prior fiscal year. In evaluating and adjusting Mr. Marcus' base salary, the Committee subjectively considers the same factors cited above, as well as the comparative salaries and total compensation packages of other chief executive officers, with particular reference to local market
   circumstances.   In determining the adjustment to Mr. Marcus' base salary
   for fiscal 1996, the Committee specifically took into account the Company's record-setting revenue and earnings performance for fiscal 1995, the favorable price obtained for the Company's sale of its Applebee's restaurants and the Company's long-term record of financial success.

             Bonus awards attributable to each fiscal year are granted by the Committee to the named executive officers, including Mr. Marcus, subsequent to the fiscal year-end. Fiscal 1995 bonus awards for the named executive officers who have no direct operational responsibilities were based on the recommendations of Mr. Marcus, who made his recommendations based on the Company's overall financial performance for the year then ended and such officer's individual contributions and achievements over fiscal 1995, particularly as such contributions and achievements related to advancing the Company's entrepreneurial philosophy. Specific corporate performance factors considered in making fiscal 1995 bonus determinations for such executives were the Company's 14.6% increase in revenues, 14.7% increase in comparable earnings and 15.0% increase in comparable earnings per share, all compared to fiscal 1994. The fiscal 1995 bonus award for the named executive officer who has direct managerial responsibilities for two operating divisions of the Company was determined based on the financial and operating performance of those divisions, together with the over-all financial performance of the Company in fiscal 1995. Mr. Marcus received a fiscal 1995 bonus payment based on a pre-established formula which provides for his receipt of a performance bonus equal to three-fourths of one percent of the Company's pre-tax earnings for the fiscal year.

             Stock options are granted each year by the Committee to selected executive officers as part of such officers' compensation package.
   Options granted by the Committee have a per share exercise price equal to 100% of the fair market value of the Common Shares on the date of grant. Therefore, since the economic value of each option is directly dependent upon future increases in the value of the Common Shares, the Committee believes option grants help to better align the interests of option recipients with the economic interests of the Company's shareholders. The Committee believes stock option grants provide a long-term incentive for option recipients to improve the Company's financial performance and, in turn, its stock price. If the proposed 1995 Equity Incentive Plan is approved by shareholders at the Meeting, the Committee will have additional flexibility to grant other types of equity-based incentive awards (including stock appreciation rights, restricted stock and performance shares) in addition to stock options. See "1995 Equity Incentive Plan." Mr. Marcus is not eligible to receive option grants under the Company's 1987 Stock Option Plan. Since Mr. Marcus and his family own approximately 44% of the outstanding Common Shares and Class B Shares, his economic interests are directly linked to the price performance of the Company's Common Shares. Therefore, at the time the Company's 1987 Stock Option Plan was adopted, it was determined unnecessary to provide Mr. Marcus with the opportunity to receive stock option grants. If approved by shareholders at the Meeting, Mr. Marcus will not be eligible to receive equity awards under the proposed 1995 Equity Incentive Plan. If the proposed 1995 Equity Incentive Plan is approved by shareholders at the Meeting, the Committee will have additional flexibility to grant other types of equity-based incentive awards (including stock appreciation rights, restricted stock and performance shares) in addition to stock options.

             Consistent with the Company's philosophy of encouraging entrepreneurism throughout the organization, the Committee grants options annually to a broad number of key employees. Option grants in fiscal 1995 to key employees other than the named executive officers constituted 84.8% of all non-Board option grants. The size of option grants to the named executive officers is based on (i) each officer's length of service and relative responsibilities and contributions to the Company's performance over the past year; (ii) the officer's anticipated future contributions to the success of the Company; (iii) historical levels of option grants to, and the level of existing stock ownership of, such officer and other executive officers; and (iv) the relative levels of option grants then being made to all employees and other executive officers.

             The Committee also attempts to provide other competitive compensatory benefits to the Company's executive officers, including participation in the Company's Pension Plus Plan, nonqualified retirement income plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

             As a result of current executive compensation levels, the Committee does not intend currently to take any action to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

             By the Compensation and Nominating Committee:

                  John L. Murray, Chairman
                  Daniel F. McKeithan, Jr.
                  Allan H. Selig


   Summary Compensation Information

             The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to the Company's Chief Executive Officer and the other executive officers of the Company who earned over $100,000 in salary and bonuses in fiscal 1995.
   The persons named in the table below are hereinafter sometimes referred to as the "named executive officers."


                           Summary Compensation Table

                                                 Annual Compensation          Stock Option
       Name and Principal     Fiscal                                           Grants(4)          All Other
            Positions          Year        Salary(1)  Bonus(2)   Other(3)       (shares)       Compensation(5)
    Stephen H. Marcus         1995       $296,154    $313,391      $  500          N/A               $  4,856
     Chairman of the Board,   1994       $275,543    $243,711      $2,250          N/A               $  4,151
     President and Chief      1993       $245,600    $210,149      $2,500          N/A               $  4,048
     Executive Officer (3)

    Bruce J. Olson            1995       $183,269    $ 97,923      $   --         5,000              $  3,260
     Group Vice President     1994       $162,661    $103,755      $   --        10,000              $  1,593
                              1993       $153,269    $121,013      $   --         7,500              $  2,908

    Kenneth A. MacKenzie      1995       $105,308    $ 14,000      $   --         2,000              $  2,395
     Chief Financial          1994       $ 96,018    $ 12,000      $   --         4,000              $  2,762
    Officer,
     Treasurer and            1993       $ 94,539    $ 19,000      $   --         3,750              $  1,307
    Controller

    H. Fred Delmenhorst       1995       $106,192    $ 14,000      $   --         2,000              $  2,608
     Vice President-Human     1994       $ 99,525    $ 12,000      $   --         4,000              $  1,914
     Resources                1993       $ 92,308    $ 10,000      $   --         3,750              $  1,357

    Thomas F. Kissinger       1995       $ 90,346    $ 15,000      $   --         2,000              $     66
     General Counsel and      1994       $ 66,219    $  8,000      $   --         4,500              $     40
     Secretary                1993       $  --       $   --        $   --            --              $     --

   _________________

   (1) Includes amounts deferred by the Company at the election of the named executive officer under Section 401(k) of the Internal Revenue Code and the Company's Deferred Compensation Plan and Mr. Marcus' salary amount listed for fiscal 1994 includes $25,000 paid during fiscal 1995. The Company's Deferred Compensation Plan is a defined contribution program whereby an eligible employee may voluntarily make an irrevocable election to defer receipt of up to 100% of the employee's annual compensation on a pre-tax basis. The irrevocable election must be made prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date beyond the end of the last such calendar year and the form of payment (i.e., lump sum, periodic installments or monthly annuity). During the period of deferral, the Company quarterly applies to the deferred amount an earnings credit equal to the average prime interest rate of a designated Milwaukee bank. The benefits payable under the Deferred Compensation Plan (i.e., the employee's deferred amounts plus his earnings credits) will be paid out of the Company's general corporate assets as benefit payments become due after the employee's specified commencement date.

   (2) Bonus amounts listed relate to the fiscal year to which such bonuses are attributable.

   (3) Includes for Mr. Marcus the amount of directors' fees he earned in fiscal 1995, 1994 and 1993. Mr. Marcus, as executive officer of the Company, is no longer entitled to receive director fees. See "Director Compensation" below. The value of all perquisites and other personal benefits provided to each named executive officer by or on behalf of the Company is significantly less than the required Securities and Exchange Commission reporting thresholds of the lesser of $50,000 or 10% of the annual salary and bonus reported for each respective named executive officer.

   (4) Granted at 100% of fair market value on the date of grant under the Company's 1987 Stock Option Plan. See footnote (1) to the table set forth under "Stock Options -- Option Grants in 1995 Fiscal Year" below for additional information.

   (5) Includes the Company's contributions on behalf of each named executive officer to its defined contribution Pension Plus Plan and the dollar value of imputed life insurance premiums paid by, or on behalf of, the Company during the fiscal year with respect to term life insurance for the benefit of the named executive officer. The Pension Plus Plan is a profit sharing plan with Internal Revenue Code
        Section 401(k) features and covers all eligible employees of the Company and its subsidiaries, including the named executive officers, and uses a participating employee's aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee's account under the Pension Plus Plan. A participating employee may elect to make pre-tax deposits of up to 10% of the employee's annual compensation. The Pension Plus Plan also provides for three types of employer contributions: (i) a basic contribution equal to 1% of a participating employee's annual compensation; (ii) a matching contribution equal to one-fourth of the employee's pre-tax deposits not exceeding 6% of such annual compensation; and (iii) a discretionary profit performance contribution determined by the Board each year. For purposes of the profit performance contribution, the Company and its subsidiaries have been divided into eight profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent upon the Company's overall operations meeting profitability targets, the Company having achieved a positive return on shareholders' equity and that profit sharing group's operating performance having been profitable. A participating employee's share of the annual profit performance contribution, if any, for the employee's profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee's annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group. The employee's pre-tax savings deposits and the employer basic contributions allocated to a participating employee's account are fully vested upon deposit, and the employer matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after seven years of service. The participating employee has the right to direct the investment of the pre-tax savings deposits and employer matching contributions allocated to the employee's account in one or more of several available investment funds. The allocated employer basic contributions are generally expected to be invested in Common Shares but, at the direction of the Pension Plus Plan's administrative committee, may be invested in a different manner. The allocated employer profit performance contributions are invested in the manner selected by the Pension Plus Plan's administrative committee, which may also include investment in Common Shares. The vested portion of a participating employee's account balance becomes distributable in a lump sum payment only after the employee's termination of employment, although the employee has the right while employed to borrow a portion of such vested portion (effective July 1, 1995) or make a withdrawal of pre-tax savings deposits for certain hardship reasons which are prescribed by applicable federal law. The Company also provides all named executive officers with long-term disability protection.


   Stock Options

        The Company has a 1987 Stock Option Plan ("1987 Plan") pursuant to which options to acquire Common Shares may be granted until June 1997 by the Committee to officers and other key employees of the Company and its subsidiaries, including executive officers and directors. However, Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of the Company's voting power cannot receive options under the 1987 Plan. The following table sets forth information concerning the grant of stock options under the 1987 Plan during fiscal 1995 to the named executive officers.

                        Option Grants in 1995 Fiscal Year
                                           Percentage of
                          Common Shares    Total Options                                  Potential Realizable Value at
                            Underlying    Granted to All      Exercise                 Assumed Annual Rates of Stock Price
                             Options       Employees in       Price(2)     Expiration    Appreciation for Option Term(3)
            Name            Granted(1)   1995 Fiscal Year   (per share)       Date           5%                   10%

    Stephen H. Marcus .        N/A              N/A             N/A           N/A              N/A               N/A


    Bruce J. Olson  . .         5,000              6.9%        $26.625      6/13/99            $36,780           $81,274


    Kenneth A. MacKenzie        2,000              2.8%        $26.625      6/13/99            $14,712           $32,510


    H. Fred Delmenhorst         2,000              2.8%        $26.625      6/13/99            $14,712           $32,510


    Thomas F. Kissinger         2,000              2.8%        $26.625      6/13/99            $14,712           $32,510

   __________________

   (1) Options granted under the 1987 Plan may be designed to qualify as either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code or as "nonstatutory stock options." The options reflected in the table are nonstatutory stock options under the Internal Revenue Code and were granted on June 13, 1994. The exercise price of each option granted was equal to 100% of the fair market value of the Common Shares on the date of grant, as determined by the Committee. Options granted under the 1987 Plan vest and are exercisable with respect to 40% of the subject shares after two years from the grant date, 60% after three years, 80% after four years and 100% after four years and six months, but not after the five-year option period.

   (2) The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.

   (3) The potential realizable values set forth under the columns represent the difference between the stated option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming that the options are exercised on their stated expiration date; the potential realizable values set forth do not take into account applicable tax and expense payments which may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the five-year exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Shares on any date. There can be no assurances that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.



        The following table sets forth certain information with respect to the named executive officers concerning their stock options exercised in fiscal 1995 and unexercised stock options held as of the end of fiscal 1995.

        Aggregated Option Exercises and Fiscal 1995 Year-End Value Table
                                                              Number of Common
                                                             Shares Underlying
                                                           Unexercised Options at    Value of Unexercised
                           Number of Common                End of Fiscal 1995(2)    In-the-Money Options at
                            Shares Acquired      Value        Exercisable(3)/        End of Fiscal 1995(4)
             Name            Upon Exercise    Received(1)     Unexercisable(3)     Exercisable/Unexercisable

    Stephen H. Marcus . .         N/A             N/A               N/A                       N/A

    Bruce J. Olson  . . .         --              --            9,000/21,000           $171,750/$145,125

    Kenneth A. MacKenzie          --              --            1,980/8,490             $31,065/$56,408

    H. Fred Delmenhorst .         675           $12,150         1,725/8,475             $25,519/$56,081

    Thomas F. Kissinger .         --              --              0/6,500                 $0/$27,750

   ________________

   (1) Reflects the dollar value difference between the closing sale price of the Common Shares on the New York Stock Exchange on the date of exercise, less the stock option's exercise price, multiplied by the number of Common Shares acquired upon exercise.

   (2) See vesting schedule of options set forth in footnote (1) under the Option Grants in 1995 Fiscal Year table above.

   (3) Not reflected herein are 6,565 Common Shares subject to options which have vested and become exercisable after the fiscal year end (Olson-3,500, MacKenzie-1,040, Delmenhorst-1,025 and Kissinger-1,000) and includes 1,750 Common Shares subject to vested options which were exercised after fiscal year end by Messrs. MacKenzie and Delmenhorst (1,300 and 450, respectively).

   (4) The dollar values were calculated by determining the difference between the fair market value of the underlying Common Shares and the various applicable exercise prices of the named executive officers' outstanding options at the end of fiscal 1995. The closing sale price of the Common Shares on the New York Stock Exchange on May 25, 1995 was $28.75 per share.



   Pension Plan

        The Company has a nonqualified defined benefit pension plan ("Supplemental Plan") for the eligible employees of the Company and its subsidiaries with annual compensation in excess of a specified level (e.g., $66,000 in 1995), including named executive officers of the Company. The Supplemental Plan is a defined benefit retirement income program which provides benefits based upon the employee's final five-year average compensation. The amounts accrued for named executive officers under the Supplemental Plan cannot be readily ascertained and are, therefore, not included in the Summary Compensation Table above. In calculating employee compensation for purposes of determining its contribution to the Supplemental Plan, the Company uses a participating employee's total direct compensation in determining its annual benefits (which, for the named executive officers, would be comprised of the salary and bonus amounts listed in the Summary Compensation Table above), calculated on a straight life annuity basis assuming benefits commence at age 65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan also reduces its benefits by the benefits attributable to employer contributions which the participating employee received under other Company-sponsored plans, such as the Pension Plus Plan and the Company's former qualified pension plans. An employee participating in the Supplemental Plan will be entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions which are payable under other Company-sponsored plans. For an employee entitled to the highest level of Social Security benefits who retired at age 65 during fiscal year 1995, the reduction in annual Supplemental Plan benefits would have been approximately $7,164.


                                      Estimated Annual Pension Plan Benefits
                                        for Representative Years of Service
    Final Five-Year
    Average Compensation        15          20          25           30          35

  $  60,000                  $  15,000   $  20,000   $  25,000    $  30,000   $  30,000
    120,000                     30,000      40,000      50,000       60,000      60,000
    180,000                     45,000      60,000      75,000       90,000      90,000
    240,000                     60,000      80,000     100,000      120,000     120,000
    400,000                    100,000     133,000     167,000      200,000     200,000
    600,000                    150,000     200,000     250,000      300,000     300,000
    800,000                    200,000     267,000     333,000      400,000     400,000



             A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing 10 years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan will be paid out of the Company's general corporate assets as benefit payments become due after retirement or other termination. At the end of fiscal 1995, Stephen H. Marcus, Bruce J. Olson, Kenneth A. MacKenzie, H. Fred Delmenhorst and Thomas F. Kissinger had 34, 21, 16, 11 and two years, respectively, of credited years of service under the Supplemental Plan.

   Director Compensation

             Under the Company's standard director compensation policy, each nonemployee director receives an annual retainer fee of $8,000, together with $1,750 for each meeting of the Board and $350 for each committee meeting thereof (or $500 per committee meeting, if that person serves as the committee's chairman), which he or she attends. In addition, under the 1994 Nonemployee Director Stock Option Plan ("Director Plan") adopted at the Company's 1994 annual meeting, all then serving nonemployee directors were automatically granted stock options to purchase 1,000 Common Shares at an exercise price of $27.25 per share. Upon their appointment to the Board in March 1995, each of Messrs. Selig and Hoeksema were also automatically granted stock options under the Director Plan to purchase 1,000 Common Shares at $27.38 per share. Under the Director Plan, each nonemployee director received his or her annual automatic option grant to purchase 500 shares of Common Stock on May 25, 1995 at an exercise price of $28.75 per share. The options have a term of ten years and were fully vested and exercisable immediately after grant.

             Ben Marcus, the founder of the Company in 1935, retired from his position as the Company's Chairman of the Board in December 1991; however, Mr. Marcus continues to serve the Company as a director and nonofficer employee. In fiscal 1993, the Committee adopted a compensation policy applicable to Ben Marcus that attempts to recompense him for his many years of service and dedication to the founding, development and growth of the Company. To help ensure Ben Marcus' continued availability to consult with officers and employees of the Company, and to recognize his contributions to the founding and success of the Company, Mr. Marcus is entitled to receive for the remainder of his life (and thereafter his wife will be entitled to receive for the remainder of her life) a consulting fee partially linked to a percentage of the Company's pre-tax and pre-corporate bonus earnings. Mr. Marcus is also entitled to receive continued salary payments as an employee of the Company. In fiscal 1995, Ben Marcus earned total cash compensation of $310,172 from the Company.


                          STOCK PERFORMANCE INFORMATION

             Set forth below is a line graph comparing the annual percentage change during the Company's last five fiscal years in the Company's cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) on the Common Shares, compared to the cumulative total return of companies included within the S&P 500 Composite Index and to a composite peer group index selected in good faith by the Company. The composite peer group index is comprised of the Standard & Poor's Hotel/Motel Index (weighted 50%), Standard & Poor's Restaurants Index (weighted 25%) and a Company-selected theatre index (weighted 25%) which includes Carmike Cinemas, Inc., Cineplex Odeon and AMC Entertainment. The indices within the composite industry peer group index have been weighted to approximate the relative revenue contributions of each of the Company's respective business segments (counting the motel and hotel/resort segments as one segment) to the Company's total revenues in fiscal 1995. The shareholder returns of the companies included in the theatre index have been weighted based on each such company's relative market capitalization as of the beginning of the presented periods.

                      Comparison of Five-Year Total Returns
                        (on a dividend reinvested basis)

                         5/31/   5/31/  5/31/   5/31/  5/31/   5/31/
                           90     91      92     93      94     95

    The Marcus            $100   $106    $115   $229    $267   $284
    Corporation

    S&P 500 Composite     $100   $107    $123   $137    $143   $172
    Index

    Composite Peer        $100    $89    $88    $119    $148   $166
    Group Index


                              CERTAIN TRANSACTIONS

             The Company leases, under capital and operating leases, real estate occupied by three of the Company's facilities under long-term leases from an entity wholly-owned by Ben Marcus, Stephen H. Marcus, Ida Lowe and certain spouses and trusts for the benefit of members of their families ("Affiliated Parties") for an aggregate annual rental of approximately $251,000 and from Stephen H. Marcus and Diane Marcus Gershowitz for an aggregate annual rental of approximately $84,000. The Company has renewal options for all of these leases which, if fully exercised, would result in these leases expiring at various times between 2005 and 2030. Ida Lowe is the sister of Ben Marcus.

             During the 1995 fiscal year, the Company paid approximately $138,000 of interest to certain entities owned by certain of the Affiliated Parties on five debts of the Company owed to such entities. These debts are due on demand and bear an interest rate of 8%. The largest aggregate amount outstanding on the above debts during the Company's 1995 fiscal year was $1,645,000. As of the end of the 1995 fiscal year, the amount outstanding on the five debts was $1,645,000. Payment of both principal and interest on these debts is current.

             As has been the case for prior years, during the 1995 fiscal year, the Company leased automobiles from Selig Executive Leasing Co., Inc. Aggregate lease payments were $290,000 in fiscal 1995. Allan H. Selig, a director of the Company, is the President, Chief Executive Officer and sole shareholder of Selig Executive Leasing Co., Inc.

             The Company believes that all of the above transactions were consummated on terms at least as favorable as could have been obtained from non-affiliated third parties.


                           1995 EQUITY INCENTIVE PLAN

   General

             The purpose of the 1995 Equity Incentive Plan (the "1995 Plan") is to promote the best interests of the Company and its shareholders by providing key employees of the Company and its subsidiaries with an opportunity to acquire, or increase their, proprietary interest in the Company. It is intended that the 1995 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping or carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

             The Company currently has in effect the 1987 Stock Option Plan. As of the Record Date, a very limited number of Common Shares remained available for the granting of additional options thereunder. To allow for additional equity-based compensation awards to be made by the Company, the 1995 Plan was adopted by the Board on June 22, 1995, subject to approval by the shareholders at the Meeting.

             The following summary description of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan which is attached to this Proxy Statement as Appendix A.

   Administration

             The 1995 Plan is required to be administered by the Compensation and Nominating Committee ("Committee"), provided the Committee continues to consist of not less than two directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"). Among other functions, the Committee has the authority to establish rules for the administration of the 1995 Plan; to select the key employees of the Company to whom awards will be granted; to determine the types of awards to be granted to key employees and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards granted to key employees to the extent authorized under the 1995 Plan. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in the 1995 Plan. Except as otherwise provided in the 1995 Plan, determinations and interpretations with respect thereto and any award agreements thereunder will be in the sole discretion of the Committee, whose determination and interpretations will be binding on all parties. Any key employee of the Company, including any executive officer or employee-director of the Company who is not a member of the Committee, is eligible to receive awards under the 1995 Plan; provided, however, that Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who beneficially owns, directly or indirectly, stock possessing more than 5% of the total combined voting power of all classes of stock of the Company shall not be eligible to receive awards under the 1995 Plan.

   Awards Under the 1995 Plan; Available Shares

             The 1995 Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code (the "Code") or nonqualified stock options; (b) stock appreciation rights ("SARs"); (c) restricted stock; and (d) performance shares. The 1995 Plan provides that up to a total of 500,000 Common Shares (subject to adjustment as described below) will be available for the granting of awards thereunder. If any shares subject to awards granted under the 1995 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares (assuming the holder of the award did not receive dividends on the shares or exercise other indicia of ownership) will be available for the granting of new awards under the 1995 Plan. Any shares delivered pursuant to an award may be either authorized and unissued Common Shares or treasury shares held by the Company.

   Terms of Awards

             Options. The exercise price per Common Share subject to an option granted under the 1995 Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a Common Share on the date of grant. The term of an option granted under the 1995 Plan will be as determined by the Committee, provided that the term of an Option may not exceed five years. Options granted under the 1995 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options will be exercised by payment in full of the exercise price, either in cash or in whole or in part by tendering Common Shares or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 1995 Plan will also be required to comply with all other terms of Section 422 of the Code.

             SARs. An SAR granted under the 1995 Plan will confer on the holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one Common Share on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the 1995 Plan will not be less than the fair market value of a Common Share on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, Common Shares or other consideration) and any other terms and conditions of any SAR granted under the 1995 Plan will be determined by the Committee.

             Restricted Stock. Restricted Common Shares granted to key employees under the 1995 Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate.
   The number of Common Shares which may be granted to key employees as restricted stock shall not exceed 50,000 shares (subject to adjustment as described below). Except as otherwise determined by the Committee, upon termination of a key employee's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the key employee. Under the 1995 Plan, the Committee will have the authority at its discretion to waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock granted to a key employee.

             Performance Shares. The 1995 Plan also provides for the granting of performance shares to key employees. The Committee will determine the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Performance goals established by the Committee under the 1995 Plan may be based on one or more measures such as return on shareholders' equity, earnings or such other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items. Payment on performance shares held by key employees will be made in Common Shares (which, at the discretion of the Committee, may be shares of restricted stock) equal to the number of performance shares payable. The Committee may provide that, during a performance period, key employees will be paid cash amounts, with respect to each performance share held by such key employees, equal to the cash dividend paid on a Common Share. Participating key employees shall have no voting rights with respect to performance shares held by them.

             The Committee may at any time adjust performance goals (up or down) in minimum or full performance levels (and any intermediate levels in proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or waive in whole or part any or all remaining restrictions with respect to shares of restricted stock issued in payment of performance shares, if the Committee determines that economic, competitive or other conditions, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions by the Company, or the occurrence of other unusual events so warrant.

   Adjustments

             If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Common Shares subject to the 1995 Plan or other securities of the Company, or other similar corporate transaction or event affects the Common Shares so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1995 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of Common Shares subject to the 1995 Plan and which thereafter may be made the subject of awards;
   (b) the number and type of Common Shares subject to outstanding awards; and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

   Limits on Transferability

             No award granted under the 1995 Plan may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative. The 1995 Plan also imposes several other restrictions on transferability and exercisability on awards granted thereunder to ensure compliance with Rule 16b-3 under the Exchange Act.

   Amendment and Termination

             The Board may amend, suspend or terminate the 1995 Plan at any time, except that shareholder approval of any amendment to the 1995 Plan must first be obtained if otherwise required by: (a) the rules or regulations under Section 16 of the Exchange Act; (b) the Code or any rules thereunder; or (c) the listing requirements of the New York Stock Exchange or any other principal securities exchange or market on which the Common Shares are then traded. Termination of the 1995 Plan shall not affect the rights of key employees with respect to awards previously granted to them, and all unexpired awards shall continue in force after termination except as they may lapse or be terminated by their own terms and conditions. No award may be granted under the 1995 Plan after the tenth anniversary of its effective date. The term of awards granted on or prior to such tenth anniversary date, unless otherwise expressly provided, may extend beyond such date.

   Withholding

             Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the 1995 Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 1995 Plan may be settled with Common Shares except that the key employee may not settle such obligations with Common Shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement.
   The obligations of the Company under the 1995 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Common Shares.

   Certain Federal Income Tax Consequences

             Stock Options. The grant of a stock option under the 1995 Plan will create no income tax consequences to the key employee or the Company. A key employee who is granted a nonqualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Shares at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. A subsequent disposition of the Common Shares will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Shares on the date of exercise). This capital gain or loss will be a long-term capital gain or loss if the Common Shares had been held for more than one year from the date of exercise.

             In general, a key employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Common Shares acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss.
   No deduction will be allowed to the Company. If the key employee fails to hold the Common Shares acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Shares had been held for more than one year from the date of exercise.

             Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the key employee or the Company. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any Common Shares or other property received, except that if the key employee receives an option, shares of restricted stock or performance shares upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

             Restricted Stock. A key employee will not recognize income upon the award of restricted stock under the 1995 Plan unless the election described below is made. However, an individual who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a key employee prior to the end of the applicable restriction period will constitute ordinary income to the key employee in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

             A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

             Performance Shares. The grant of performance shares will create no income tax consequences for the key employee or the Company. Upon the receipt of cash, Common Shares or other property at the end of the applicable performance period, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares or other property received, except that if the key employee receives an option, shares of restricted stock or SARs in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such other awards. In addition, the key employee will recognize ordinary income upon the receipt of cash payments that are based on the amount of dividends paid by the Company with respect to Common Shares. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

   Future Awards

             No awards have yet been granted under the 1995 Plan and the Company cannot currently determine the awards that may be granted in the future to the named executive officers or key employees under the 1995 Plan. Such determinations will be made from time to time by the Committee. As indicated above, Stephen H. Marcus is not eligible to receive awards under the 1995 Plan. During fiscal 1995, options to purchase a total of 61,150 and 11,000 shares were granted to all employees (excluding executive officers) and all executive officers, respectively, under the 1987 Stock Option Plan at a per share exercise price of $26.625. Stock options granted under the 1987 Stock Option Plan to the named executive officers during fiscal 1995 are disclosed under the caption "Executive Compensation."

             On August 11, 1995, the last reported sales price per Common Share on the New York Stock Exchange was $31.50.

   Vote Required

             The affirmative vote of the holders of a majority of the votes represented by Common Shares and Class B Shares represented and voted together as a single class at the Meeting is required to approve the 1995 Plan. Any votes represented by Common Shares and/or Class B Shares not voted at the Meeting, whether due to broker nonvotes or otherwise (except abstentions), will have no impact regarding the proposal to approve the 1995 Plan. Common Shares and Class B Shares as to which holders abstain from voting will be treated as votes against approval of the 1995 Plan.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE 1995 PLAN. COMMON SHARES OR CLASS B SHARES REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 1995 PLAN.


                                  OTHER MATTERS

             Representatives from Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

             The Board does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. The Board knows of no other matters to be brought before the Meeting which will require the vote of shareholders. For other business to be properly brought before the Meeting by a shareholder, such shareholder must give written notice of such proposed business complying with the Company's By-laws to the Secretary of the Company not less than 15 days in advance of the Meeting. If any other business or matters should properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

             The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its 1995 fiscal year which ended on May 25, 1995. The Company will provide a copy of such Form 10-K (excluding exhibits) without charge to each person who is a record or beneficial owner of Common Shares or Class B Shares on the Record Date and who submits a written request therefor. Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for copies of the Form 10-K and any exhibits thereto should be addressed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202-4220.

             The cost of soliciting proxies will be paid by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but the Company reserves the right to do so should it conclude that such efforts are needed. The Company will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares.

             A shareholder wishing to include a proposal in the Company's proxy statement for its 1995 Annual Meeting of Shareholders must forward the proposal to the Company by May 1, 1996.

                                      On Behalf of the Board of Directors

                                      THOMAS F. KISSINGER


                                      Thomas F. Kissinger
                                      General Counsel and Secretary

   Milwaukee, Wisconsin
   August 29, 1995


   Attachments

                                                                Appendix A

                             THE MARCUS CORPORATION
                           1995 EQUITY INCENTIVE PLAN


   Section 1.     Purpose

             The purpose of The Marcus Corporation 1995 Equity Incentive Plan (the "Plan") is to promote the best interests of The Marcus Corporation (the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

   Section 2.     Definitions

             As used in the Plan, the following terms shall have the respective meanings set forth below:

             (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

             (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan.

             (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

             (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             (e)  "Commission" shall mean the Securities and Exchange
   Commission.

             (f) "Committee" shall mean the Compensation and Personnel Committee of the Board of Directors of the Company (or any other committee thereof designated by such Board to administer the Plan); provided, however, that the Committee is composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

             (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

             (h) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

             (i)  "Incentive Stock Option" shall mean an option granted under
   Section 6(a) of the Plan that is intended to meet the requirements of
   Section 422 of the Code (or any successor provision thereto).

             (j) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee in its discretion.

             (k) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

             (l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

             (m) "Participating Key Employee" shall mean a Key Employee designated to be granted an Award under the Plan.

             (n) "Performance Period" shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.

             (o)  "Performance Share" shall mean any right granted under
   Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

             (p) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

             (q) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

             (r) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

             (s)  "Restricted Stock" shall mean any Share granted under
   Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

             (t) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

             (u) "Shares" shall mean shares of common stock of the Company, $1 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

             (v) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

   Section 3.     Administration

             The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as "disinterested persons" under Rule 16b-3. Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan;
   (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee;
   (v) determine whether, to what extent and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

   Section 4.     Shares Available for Award

             (a)  Shares Available.  Subject to adjustment as provided in
   Section 4(b):

                  (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 500,000, subject to the limitations set forth in Section 6(c)(i).

                  (ii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

                  (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

             (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

   Section 5.     Eligibility

             Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee. Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who beneficially owns, directly or indirectly (taking into account stock ownership attributed to such person pursuant to Section 425(d) of the Code), stock possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Company or of any Affiliate of the Company shall not be eligible to receive Awards under the Plan.

   Section 6.     Awards

             (a) Option Awards. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion.

                  (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

                  (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of five years from the date of its grant.

                  (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

                  (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

             (b)  Stock Appreciation Right Awards.  The Committee is hereby
   authorized to grant Stock Appreciation Rights to Key Employees.   Subject
   to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

             (c)  Restricted Stock Awards.

                  (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participating Key Employees as a group shall not exceed 50,000 Shares (such number of Shares subject to adjustment in accordance with the terms of Section 4(b) hereof) of the total number of Shares available for Awards under Section 4(a)(i).

                  (ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion.

                  (iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

                  (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

                  (v) Forfeiture. Except as otherwise determined by the Committee in its discretion, upon termination of employment of a Participating Key Employee (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.

             (d)  Performance Share Awards.

                  (i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees.

                  (ii) Performance Goals and Other Terms. The Committee shall determine in its discretion the Performance Period, the performance goal or goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. Performance goals established by the Committee may be based on one or more measures such as return on shareholders' equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items.

                  (iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them.

                  (iv) Adjustments with Respect to Performance Shares. Any other provision of the Plan to the contrary notwithstanding, the Committee may in its discretion at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

                  (v) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

             (e)  General.

                  (i) No Consideration for Awards. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee.

                  (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

                  (iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

                  (v) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participating Key Employee otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

                  (vii) Rule 16b-3 Six-Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability of the holder thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

                  (viii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, New York Stock Exchange or any other stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee to represent to the Company in writing that such Participating Key Employee, or other Person is acquiring the Shares without a view to the distribution thereof.

   Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

             (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the listing requirements of the New York Stock Exchange or any other principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

             (b) Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

   Section 8.     General Provisions

             (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

             (b) Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares previously owned by the Participating Key Employee; provided, however, that the Participating Key Employee may not settle such obligations with Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

             (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

             (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

             (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participating Key Employee or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

             (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law.

             (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

             (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

             (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   Section 9.     Effective Date of the Plan

             The Plan shall be effective as of the date the Plan is adopted by the shareholders, provided such shareholder approval of the Plan is within 12 months following the date of adoption of the Plan by the Board of Directors, and all Awards granted under the Plan prior to the date of shareholder approval shall be subject to such approval and the effective date of such Award grants shall be deemed to be the date of such shareholder approval.

   Section 10.  Term of the Plan

             No Award shall be granted under the Plan following the tenth anniversary of its effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.


                                                                       [BLUE]

                              [Face of Proxy Card]

                             THE MARCUS CORPORATION

                    PROXY FOR HOLDERS OF CLASS B COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE 1995 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 1995

   The undersigned hereby constitutes and appoints BEN MARCUS and STEPHEN H. MARCUS, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 1995 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, September 28, 1995, at the Milwaukee Hilton, Milwaukee, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting:

   1.   ELECTION OF DIRECTORS

        [_]  FOR all nominees listed       [_]  WITHHOLD AUTHORITY
             below (except as marked            to vote for all
             to the contrary below)             nominees listed below

   LEE SHERMAN DREYFUS, DIANE MARCUS GERSHOWITZ, TIMOTHY E. HOEKSEMA, BEN MARCUS, STEPHEN H. MARCUS, DANIEL F. McKEITHAN, JR., JOHN L. MURRAY, ALLAN
   H. SELIG, AND GEORGE R. SLATER

   TYPE   (INSTRUCTIONS:   To withhold authority to vote for any individual
   IN      nominee write that nominee's name on the space provided below.)
   BOLD!

   ______________________________________________________________________

   2.   Approval of 1995 Equity Incentive Plan.

        [_]  For  [_]  Against   [_]  Abstain

   3. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.

      (This proxy is continued, and is to be signed, on the reverse side.)

                             [Reverse of Proxy Card]

   PROXY NO.                            NO. OF SHARES OF CLASS B COMMON STOCK

   The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 1995 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

    TYPE This proxy, when properly executed, will be voted in the manner IN directed herein by the undersigned shareholder. If no direction BOLD is made, this proxy will be voted FOR all nominees for director,
          FOR the 1995 Equity Incentive Plan and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.



                            Dated:_____________________, 1995


                            _________________________________
                               (Signature of Shareholder)

                            _________________________________
                               (Signature if jointly held)

   Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


              PLEASE SIGN AND MAIL PROXY IN THE ENCLOSED ENVELOPE.
                              NO POSTAGE REQUIRED.

                                                                      [WHITE]

                              [Face of Proxy Card]

                             THE MARCUS CORPORATION

                        PROXY FOR HOLDERS OF COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE 1995 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 1995

   The undersigned hereby constitutes and appoints BEN MARCUS and STEPHEN H. MARCUS, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 1995 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, September 28, 1995, at the Milwaukee Hilton, Milwaukee, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting:

   1.   ELECTION OF DIRECTORS

        [_]  FOR all nominees listed       [_]  WITHHOLD AUTHORITY
             below (except as marked            to vote for all
             to the contrary below)             nominees listed below

   LEE SHERMAN DREYFUS, DIANE MARCUS GERSHOWITZ, TIMOTHY E. HOEKSEMA, BEN MARCUS, STEPHEN H. MARCUS, DANIEL F. McKEITHAN, JR., JOHN L. MURRAY, ALLAN
   H. SELIG, AND GEORGE R. SLATER

   TYPE   (INSTRUCTIONS:   To withhold authority to vote for any individual
   IN      nominee write that nominee's name on the space provided below.)
   BOLD!

   -------------------------------------------------------------------------

   2.   Approval of 1995 Equity Incentive Plan.

        [_]  For  [_]  Against   [_]  Abstain

   3. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.

      (This proxy is continued, and is to be signed, on the reverse side.)

                             [Reverse of Proxy Card]

   PROXY NO.                                    NO. OF SHARES OF COMMON STOCK

   The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 1995 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

    TYPE  This proxy, when properly executed, will be voted in the manner
    IN    directed herein by the undersigned shareholder.  If no direction
    BOLD is made, this proxy will be voted FOR all nominees for director, FOR the 1995 Equity Incentive Plan and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.



                            Dated:_____________________, 1995


                            _________________________________
                               (Signature of Shareholder)

                            _________________________________
                               (Signature if jointly held)

   Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


              PLEASE SIGN AND MAIL PROXY IN THE ENCLOSED ENVELOPE.
                              NO POSTAGE REQUIRED.